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                                                                       EXHIBIT 5

              [LETTERHEAD OF MAYOR, DAY, CALDWELL & KEETON, L.L.P.]

                                 August 15, 2001


KCS Energy, Inc.
5555 San Felipe
Houston, Texas 77056

Ladies and Gentlemen:

         We have acted as counsel for KCS Energy, Inc., a Delaware corporation (the "Company"), in connection with the registration of up to an aggregate of 4,362,868 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), to be issued by the Company pursuant to its 2001 Employee and Director Stock Plan (the "Plan") as described in the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Registration Statement"). In such capacity, we have familiarized ourselves with the Articles of Incorporation of the Company, as amended to date, Bylaws of the Company, as amended to date, and the Plan and have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purposes of this opinion.

         Based upon our examination as aforesaid, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

         2. The Shares, when delivered pursuant to the provisions of the Plan and any related stock option or restricted stock agreements, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement at each place in which it appears.

                                       Sincerely,



                                       /s/ Mayor, Day Caldwell & Keeton, L.L.P.
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                                       Mayor, Day, Caldwell & Keeton, L.L.P.